EXHIBIT 3(a)

DISTRIBUTION AGREEMENT
 This agreement dated as of October 1, 1991 (the "Agreement"), among Empire Fidelity Investments Life Insurance Company ("EFILI"), a New York corporation, Fidelity Brokerage Services, Inc. ("FBSI"), a Massachusetts corporation and Fidelity Insurance Agency ("FIA"), a Massachusetts company:
WITNESSETH:
 In consideration of the mutual covenants and conditions herein contained EFILI, FBSI and FIA agree as follows:
A. Definitions
(1) "Contracts" shall mean the variable life insurance policies and the variable annuity contracts which EFILI issues and can use a Variable Account as hereinafter defined, and for which FBSI, a registered broker-dealer, has been appointed the principal underwriter;
(2) "Fund" shall mean a registered investment company under the 1940 Act, as shown on Schedule A hereto, which is incorporated herein by this reference as said schedule may be amended from time to time by written agreement of all parties hereto.
(3) "1933 Act" shall mean the Securities Act of 1933, as may be amended from time to time.
(4) "1934 Act" shall mean the Securities Exchange Act of 1934, as may be amended from time to time.
(5) "1940 Act" shall mean the Investment Company Act of 1940, as may be amended from time to time.
(6) "Participation Agreement" shall mean one of the Participation Agreements among EFILI, a Fund and Fidelity Distributors Corporation, as shown on Schedule B hereto, which is incorporated herein by this reference as said schedule may be amended from time to time by written agreement of all parties hereto.
(7) "Payments" shall mean all purchase payments made on Contracts including initial and any subsequent purchase payments made.
(8) "Prospectus" shall mean the prospectus included within any Registration Statement referred to herein, including any such prospectus filed pursuant to any subsection of Rule 424 or Rule 429 under the 1933 Act.
(9) "Registration Statement" shall mean the currently effective registration statement or currently effective post-effective amendment thereto relating to the Contracts and a Variable Account as hereinafter defined as required by the 1933 Act and the 1940 Act, including financial statements and all exhibits thereto.
(10) "Variable Account" shall mean any of the separate accounts as shown on Schedule C hereto, which is incorporated herein by this reference as said schedule may be amended from time to time by written agreement of all parties hereto which are established by EFILI for the Contracts.
(11) "SEC" shall mean the United States Securities and Exchange Commission.
B. Agreements of EFILI
(1) EFILI hereby appoints FBSI as its principal underwriter and FIA as its independent general agent during the term of the Agreement for sale of the Contracts. During such term, FIA is authorized to undertake a marketing program for the Contracts; provided (a) there is an effective Registration Statement relating to such Contracts, and (b) with respect to each state or jurisdiction in which applications are to be solicited, that EFILI has notified FIA that the Contracts are qualified for sale under all applicable securities laws and insurance laws of the state or jurisdiction in which the application will be solicited.
(2) EFILI, during the term of the Agreement, will immediately notify FBSI and FIA:
(a) When the Registration Statement for any Contract has become effective or when any amendment with respect to the Registration Statement thereafter becomes effective;
(b) Of any request by the SEC for any amendments or supplements to the Registration Statement for any Contract or of any request for additional information that must be provided by FBSI;
(c) Of the issuance by the SEC of any stop order with respect to the Registration Statement for any Contract or any amendments thereto or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts;
(d) Of the states or jurisdictions where approval of the Contract forms is required under the applicable insurance laws and regulations, and when such approvals have been obtained; and
(e) Of the states or jurisdictions where any Contract may not be lawfully sold.
(3) EFILI will compile periodic marketing reports summarizing sales results to the extent reasonably requested by FBSI or FIA.
(4) EFILI will provide to FBSI at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or a Variable Account, contemporaneously with the filing of such document with the SEC.
(5) During the term of this Agreement, EFILI will provide FIA, with as many copies of the Prospectus for any Contract (and any amendments or supplements thereto) as FIA may reasonably request. If however, the prospectus for the Contracts is to be printed as one document, EFILI will provide to FIA typeset and camera ready copies of the Contract portion of the prospectus and/or other necessary documentation.
C. Agreements of FBSI and FIA
(1) FBSI is a registered broker/dealer under the 1934 Act and a member of the NASD.
(2) FIA will be duly licensed to sell variable annuities and variable life insurance policies in any state or jurisdiction in which it performs functions under this Agreement.
(3) FBSI and FIA shall each be responsible for carrying out their respective sales, administrative and supervisory obligations under this Agreement in material compliance with applicable Federal and state laws.
(4) FIA agrees that it shall be fully responsible for ensuring that no agent, representative, telephone salesperson or employee shall offer any Contract on its behalf until such person is duly licensed and appointed by EFILI and appropriately licensed, registered or otherwise qualified to offer and sell such Contract under federal securities laws, NASD rules and regulations, and under the insurance laws of each state or other jurisdiction in which such person intends to offer such Contract. EFILI reserves the right to refuse to appoint any proposed agent or, once appointed, to terminate such agent.
(5) FBSI and FIA each understand that the public offering of the Contracts will commence as soon as possible after the effective date of the Registration Statement. Beginning at that time, and during the term of this Agreement, FIA agrees to use its best efforts to solicit applications for the Contracts.
(6) All Payments and applications for Contracts sold by FIA or its agents, representatives, telephone salespersons or employees through direct mail solicitation should be sent directly to the EFILI Service Center. To the extent that FIA solicits applications for Contracts through an agent or that Payments are incorrectly sent to FIA rather than the Service Center, all Payments received by FIA shall be remitted promptly in full together with such application, forms and any other required documentation to the Service Center. Checks or money orders in payment of Payments shall be drawn to the order of "Empire Fidelity Investments Life Insurance Company." EFILI shall have the unconditional right to reject, in whole or in part, any application for any Contract. In the event an application is rejected, the amount of the Payment received by EFILI will be returned directly to the purchaser and EFILI will notify FIA of such action. In the event that a Contract is returned to EFILI, FIA within the applicable "free-look" period, the Payment received by EFILI (adjusted for investment performance, as provided in the Contract) will be refunded to the purchaser and EFILI will notify FIA of such action. In the event FIA has received compensation based on any such returned Payments, FIA agrees to promptly repay such compensation to EFILI.
(7) FIA shall, in soliciting applications for the Contracts, engage in direct marketing of the Contracts using various means of communications. FIA will provide telephone salespersons and such other personnel it deems necessary to respond to inquiries from the general public regarding the Variable Accounts, the Contracts and the portfolios underlying the Variable Accounts. In connection with such marketing efforts:
(a) FIA shall furnish, or shall cause to be furnished, to EFILI each piece of sales literature or other promotional material in which EFILI or a Variable Account is named. No such material shall be used without the prior written consent of EFILI.
(b) FIA, its agents, representatives, telephone salespersons or employees shall not give without the prior written consent of EFILI, any information or make any representations on behalf of or concerning EFILI, a Variable Account, or the Contracts other than the information or representations contained in the Registration Statement or Prospectus for the Contracts (as each may be amended or supplemented from time to time) or in reports for the Variable Accounts prepared by EFILI for distribution to Contract owners, or in sales literature or other promotional material approved in writing by EFILI.
(c) FBSI, in accordance with its obligations under federal securities laws and regulations, shall establish and implement reasonable procedures acceptable to EFILI for periodic inspection and ongoing supervision of sales practices of FIA's agents, employees, telephone salespersons and representatives and, upon request, shall make available to EFILI periodic reports on the results of such inspections and the compliance with such procedures.
(d) In compliance with EFILI's written rules and procedures and with applicable rules and regulations of any governmental or other agency that has jurisdiction over variable life insurance or variable annuity activities, FBSI and FIA are responsible for the training, supervision, and control of the agents, representatives, telephone salespersons and other employees of FIA involved in the marketing program for the Contracts by FIA. FBSI and FIA will also undertake to have all agents, representatives, telephone salespersons and employees of FIA who must be licensed pursuant to federal or state insurance and/or securities laws in order to sell the Contracts, duly licensed.
(e) For purposes of this paragraph 7 and its subparagraphs and the Indemnification provisions in Sections E and F hereof, the phrase, "sales literature or other promotional material" includes, but is not limited to, advertisements (including material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone script or sound recording, video display, signs or billboards, motion pictures, or other public media), written communications distributed or made generally available to customers or the public (including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published articles), educational or training materials or other communications distributed or made generally available to agents, representatives, telephone salespersons or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, proxy materials, applications for the Contracts and application kits.
(8) FIA shall act as an independent general agent, and nothing herein contained shall constitute FIA or its agents, representatives, telephone salespersons or employees, as employees of EFILI in connection with the marketing program for the Contracts.
(9) FIA shall not directly or by means of its agents, representatives, telephone salespersons or other employees offer, nor attempt to offer, nor solicit applications for the Contracts or deliver Contracts in any state or jurisdiction in which the Contracts may not legally be sold or offered for sale.
(10) Neither FBSI nor FIA shall have authority on behalf of EFILI to: (i) make, alter or discharge any Contract; and (ii) receive any monies or Payments, except as set forth in Section C(6) of this Agreement. Neither FBSI nor FIA shall expend, or contract for the expenditure of, the funds of EFILI nor shall FBSI or FIA possess or exercise any authority on behalf of EFILI other than that expressly conferred on FBSI or FIA by this Agreement.
(11) FBSI and FIA agree to maintain appropriate books and records concerning the variable annuity and variable life business transacted by FBSI and FIA under this Agreement as required by either (a) any governmental authority (including without limitation the SEC, the NASD and state insurance regulators) or (b) EFILI. Such books and records shall be considered to be the books and records of EFILI and shall be available to EFILI at any reasonable time upon its written request. FBSI and FIA shall permit such governmental authorities reasonable access to such books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated thereby.
(12) FIA shall pay the following expenses related to its distribution of the Contracts: (i) expenses associated with the initial licensing and training of its agents, representatives, telephone salespersons and employees necessary for the marketing of the Contracts, (ii) the costs of any advertisements and marketing material which it develops for use in connection with the marketing program for the Contracts, and (iii) any other expenses incurred by FBSI, FIA or the agents or employees of either FBSI or FIA for the purpose of carrying out the obligations of FBSI or FIA hereunder will be paid by FBSI and/or FIA, respectively.
D. Compensation
(1) EFILI shall pay to FIA for Contracts issued by EFILI and sold by FIA a commission as set forth on Schedule D hereto, which is incorporated herein by this reference as said schedule may be amended from time to time by written agreement of all parties hereto.
E. Indemnification by EFILI
(1) EFILI agrees to indemnify and hold harmless FBSI and FIA against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of EFILI) or litigation (including legal and other expenses), to which FBSI or FIA may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale of the Contracts and:
(a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, Prospectus, Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to EFILI by FBSI or FIA for use in the Registration Statement, Prospectus, Contracts or sales literature for the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts; or
(b) arise as a result of any failure by EFILI to provide the services and furnish the materials under the terms of this Agreement; or
(c) arise out of or result from any material breach of any representation and/or warranty made by EFILI in this Agreement or arise out of or result from any other material breach of this Agreement by EFILI, as limited by and in accordance with the provisions of Sections E.1.(a) and E.1.(b) hereof.
(2) EFILI shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against FBSI or FIA as such may arise from FBSI's or FIA's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under this Agreement.
(3) EFILI shall not be liable under this indemnification provision with respect to any claim made against FBSI or FIA unless FBSI or FIA shall have notified EFILI in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon FBSI or FIA (or after FBSI or FIA shall have received notice of such service on any designated agent), but failure to notify EFILI of any such claim shall not relieve EFILI from any liability which it may have to FBSI or FIA otherwise than on account of this indemnification provision. In case any such action is brought against FBSI or FIA, EFILI shall be entitled to participate, at its own expense, in the defense of such action. EFILI shall be entitled to assume the defense thereof, with counsel satisfactory to FBSI or FIA. After notice from EFILI to FBSI or FIA of the election by EFILI to assume the defense thereof, FBSI or FIA shall bear the fees and expenses of any additional counsel retained by it, and EFILI will not be liable to FBSI under this Agreement for any legal or other expenses subsequently incurred by FBSI or FIA independently in connection with the defense thereof other than reasonable costs of investigation.
(4) FBSI or FIA will promptly notify EFILI of the commencement of any litigation or proceedings against it in connection with the issuance or sale of the Contracts.
F. Indemnification by FBSI or FIA
(1) FBSI and FIA agree to indemnify and hold harmless EFILI against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of FBSI or FIA) or litigation (including legal and other expenses), to which EFILI may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale of the Contracts and:
(a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, Prospectus, Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to FBSI or FIA by EFILI for use in the Registration Statement, Prospectus, Contracts or sales literature for the Contracts (or any amendment or supplement) or otherwise for use in connection with sale of the Contracts; or
(b) arise as a result of any failure by FBSI or FIA to provide the services and furnish the materials under the terms of this Agreement; or
(c) arise out of or result from any material breach of any representation and/or warranty made by FBSI or FIA in this Agreement or arise out of or result from any other material breach of this Agreement by FBSI or FIA, as limited by and in accordance with the provisions of Sections F.1.(a) and F.1.(b) hereof.
(2) Neither FBSI nor FIA shall be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against EFILI as such may arise from EFILI's willful misfeasance, bad faith, or gross negligence in the performance of their duties or by reason of their reckless disregard of obligations or duties under this Agreement.
(3) Neither FBSI nor FIA shall be liable under this indemnification provision with respect to any claim made against EFILI unless EFILI shall have notified FBSI and FIA in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon EFILI (or after EFILI shall have received notice of such service on any designated agent), but failure to notify FBSI and FIA of any such claim shall not relieve FBSI and FIA from any liability which it may have to EFILI otherwise than on account of this indemnification provision. In case any such action is brought against EFILI, FBSI and FIA shall be entitled to participate, at their own expense, in the defense of such action. FBSI and FIA shall be entitled to assume the defense thereof, with counsel satisfactory to EFILI. After notice from FBSI or FIA to EFILI of the election by FBSI or FIA to assume the defense thereof, EFILI shall bear the fees and expenses of any additional counsel retained by it, and FBSI or FIA will not be liable to EFILI under this Agreement for any legal or other expenses subsequently incurred by EFILI independently in connection with the defense thereof other than reasonable costs of investigation.
(4) EFILI will promptly notify FBSI and FIA of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts.
G. Confidentiality
(1) Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses contained in FIA's mailing list and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party, provided, that to the extent any name and address is available to a party through a source independent of the relationship defined in this Agreement, such name and address shall not be treated as confidential.
H. Term of Agreement
(1) The term of this Agreement, shall be for an initial period of one year, and shall be automatically renewed from year to year thereafter, unless terminated by at least 30 days prior written notice given at any time by any party, except that this Agreement will automatically terminate upon the termination of all the Participation Agreements.
(2) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except the indemnification provisions set forth above between EFILI, FBSI and FIA and in the Participation Agreements, and the provisions of Section C(11) above that require FBSI and FIA to maintain certain books and records.
I. Non-Exclusivity of Agreement
EFILI may, at any time, distribute all or a portion of the Contracts through any other distribution system or third parties selected by EFILI.
J. Assignability
This Agreement may not be assigned without the prior written consent of all parties hereto.
K. Governing Law
This Agreement shall be in all respects governed by and construed in accordance with the laws of the State of New York.
L. Notice
Any notice shall be sufficiently given when personally received by the other party, or when sent by registered or certified mail to the other party at the following address, or to such other address as may be designated by any party:
If to EFILI:
Empire Fidelity Investments Life Insurance Company
One World Financial Center
New York, NY  10281
Attention: Allan Brandon
If to FBSI:
Fidelity Brokerage Services, Inc.
82 Devonshire Street
Boston, MA  02109
Attention: Michael Rothmeier, Executive Vice President
If to FIA:
Fidelity Insurance Agency, Inc.
82 Devonshire Street
Boston, MA  02109
Attention: Rodney R. Rohda
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY
By: \s\ Rodney R. Rohda
Title: Rodney R. Rohda
Date: President
FIDELITY BROKERAGE SERVICES, INC.
By: \s\ Michael Rothmeier
Title: Michael Rothmeier
Date: Executive Vice President
FIDELITY INSURANCE AGENCY, INC.
By: \s\ Rodney R. Rohda
Title: Rodney R. Rohda
Date: President

SCHEDULE A
TO DISTRIBUTION AGREEMENT AMONG
EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY,
FIDELITY BROKERAGE SERVICES, INC. AND
FIDELITY INSURANCE AGENCY, INC.
FUNDS
Variable Insurance Products Fund
Variable Insurance Products Fund II
Dated as of:  October 1, 1991

SCHEDULE B
TO DISTRIBUTION AGREEMENT AMONG
EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY,
FIDELITY BROKERAGE SERVICES, INC. AND
FIDELITY INSURANCE AGENCY, INC.
PARTICIPATION AGREEMENTS
Participation Agreement among Variable Insurance Products Fund, Fidelity Distributors Corporation and Empire Fidelity Investments Life Insurance Company dated as of October 1, 1991
Participation Agreement among Variable Insurance Products Fund II, Fidelity Distributors Corporation and Empire Fidelity Investments Life Insurance Company dated as of October 1, 1991
Dated as of: October 1, 1991

SCHEDULE C
TO DISTRIBUTION AGREEMENT AMONG
EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY,
FIDELITY BROKERAGE SERVICES, INC. AND
FIDELITY INSURANCE AGENCY, INC.
VARIABLE ACCOUNTS
Empire Fidelity Investments Life Insurance Company:
 Variable Annuity Account A
 Variable Life Account A
Dated as of: October 1, 1991

SCHEDULE D
TO DISTRIBUTION AGREEMENT AMONG
EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY,
FIDELITY BROKERAGE SERVICES, INC. AND
FIDELITY INSURANCE AGENCY, INC.
COMPENSATION
3.00% of life premiums and annuity considerations, payable monthly. Dated as of: October 1, 1991